Exhibit 10.1

LSI INDUSTRIES INC.
NON-EMPLOYEE DIRECTOR
DEFERRED COMPENSATION PROGRAM

This LSI Industries Inc. Non-Employee Director Deferred Compensation Program (this “Program”) has been adopted by the Board to govern the deferral of unrestricted Common Stock otherwise issued to Non-Employee Directors, on a quarterly basis, as part of their retainer for services on the Board. The program is adopted as a Sub Plan under the LSI Industries Inc. Amended and Restated 2019 Omnibus Award Plan, as the same may be amended, or further amended and restated, from time to time (the “Omnibus Plan”). Capitalized terms used but not defined herein will have the meaning given such terms in the Omnibus Plan.

1.         Election to Defer Common Stock. A Non-Employee Director may elect to defer the quarterly issuance of shares of Common Stock that would otherwise be delivered to the Non- Employee Director as part of his or her retainer for services on the Board (each, an “Equity Retainer”) until the applicable payment date set forth in Section 4 of this Program. Any deferral election under this Program will be made on a form provided by the Company from time to time, the initial form of which is attached as Exhibit A (a “Deferral Election”), and in accordance with the following rules:

a.         Initial Deferral Election. Each individual who first becomes a Non- Employee Director may make a Deferral Election with respect to his or her Equity Retainers to be granted in the same calendar year as such individual first becomes a Non-Employee Director (the “Initial Deferral Election”). The Initial Deferral Election must be submitted to the Company before the date that the individual first becomes a Non-Employee Director and will become irrevocable as of the date immediately prior to the date that the individual first becomes a Non- Employee Director.

b.         Annual Deferral Election. No later than December 31 of each calendar year, or such earlier deadline as may be established by the Company, in its discretion (the “Annual Election Deadline”), each individual who is serving as a Non-Employee Director as of immediately before the Annual Election Deadline may make a Deferral Election with respect to Equity Retainers to be granted in the following calendar year (the “Annual Deferral Election”). The Annual Deferral Election must be submitted to the Company on or before the applicable Annual Election Deadline and will become irrevocable for the subsequent calendar year as of the applicable Annual Election Deadline. Directors may defer up to 100% of their Equity retainer. A deferral that results in a fractional share will be rounded up to the next whole share.

c.         Evergreen Elections. A Deferral Election (whether an Initial Deferral Election or an Annual Deferral Election) will remain in effect from calendar year to calendar year and will become effective for each subsequent calendar year as of the applicable Annual Election Deadline, unless and until revoked prospectively by a Non-Employee Director on a form provided by the Company (see Exhibit B for the initial form). Any revocation of a Deferral Election will become effective only with respect to Equity Retainers that are granted in calendar years that begin after receipt and acceptance by the Company of the written revocation.

2.         Deferred Account. If an Equity Retainer is subject to a valid Deferral Election, then on the date that shares of Common Stock underlying the Equity Retainer would otherwise have been issued to the Non-Employee Director, such shares instead will be converted to a number of Deferred Stock Units on a one-to-one basis, and the Deferred Stock Units will be credited to the Non-Employee Director’s deferred account (“Account”) until payment as provided in Section 4 below. The Account will be a bookkeeping entry only and will be used solely as a device to measure and determine the amounts, if any, to be paid to a Non-Employee Director or his or her beneficiary under the Program. The Deferred Stock Units credited to a Non-Employee Director’s Account will be subject to adjustment as provided in Section 4 below and in Section 13 of the Omnibus Plan.

3.         Dividend Equivalents. As of each date that the Company pays a cash dividend to holders of Common Stock, the Company will credit each Non-Employee Director’s Account with a number of whole and fractional Deferred Stock Units equal to (a) the number of Deferred Stock Units credited to the Non-Employee Director’s Account as of the record date for the dividend, multiplied by (b) a fraction, the numerator of which is the amount of the cash dividend paid per share of Common Stock and the denominator of which is the Fair Market Value of a share of Common Stock on the dividend payment date.

4.         Payment Date. Each whole Deferred Stock Unit credited to a Non-Employee Director’s Account will be paid to the Non-Employee Director or his or her beneficiary or estate, as applicable, in the form of shares of Common Stock (with one Deferred Stock Unit equaling one share of Common Stock), in a single lump sum within 30 calendar days after the earlier of (a) the date on which the Non-Employee Director ceases to serve as a member of the Board and incurs a Separation from Service, subject to Section 14(u) of the Omnibus Plan (or, such other date as permitted by the Company on the Deferral Election and properly designated by the Non-Employee Director), or (b) the date on which the Company experiences a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets”, as each of those terms is defined in Section 409A. Any fractional Deferred Stock Unit as of the payment date will be rounded up to the nearest whole Deferred Stock Unit and paid in accordance with this Section 4.

5.         Incorporation of Omnibus Plan. This Program will be subject to the terms and conditions of the Omnibus Plan, which are fully incorporated herein. Any shares of Common Stock issued to a Non-Employee Director as a result of this Program will be issued under, and reduce the available Effective Date Share Limit of, the Omnibus Plan.

6.         Effective Date. This Program was adopted by the Board as of December 19, 2025 and will be effective with respect to Equity Retainers otherwise granted on or after January 1, 2026.

EXHIBIT A
DEFERRAL ELECTION

1.         Pursuant to the LSI Industries Inc. Non-Employee Director Deferred Compensation Program (the “Program”) and the LSI Industries Inc. Amended and Restated 2019 Omnibus Award Plan, as the same may be amended, or further amended and restated, from time to time (the “Omnibus Plan”), I, the undersigned Non-Employee Director, hereby elect and instruct LSI Industries Inc. (the “Company”) to defer issuance of my Equity Retainers in accordance with the Program and this Deferral Election.1 Capitalized terms in this election form will have the meaning specified in the Program and the Omnibus Plan unless a different meaning is specified herein.

2.         I hereby elect to defer ___% of each of my quarterly Equity Retainer. An election that results in a fractional share will be rounded up to the next whole share.

3.         I understand that I will receive the deferred amounts credited to my Account in a single lump sum in the form of shares of Common Stock within 30 days after the following, except as otherwise provided in Section 4(b) of the Program or Section 14(u) of the Omnibus Plan (please select one):

________ The date of my Separation from Service with the Company, including due to my death (this is the default payment option, which will apply if no payment option, or more than one payment option, is selected).

________ The earlier of (i) the first anniversary of my Separation from Service with the Company, or (ii) the date of my death.

________ The earlier of (i) the third anniversary of my Separation from Service with the Company, or (ii) the date of my death.

4.         I understand that the election to defer under paragraph 2 will remain in effect for all subsequent calendar years unless the Company accepts, pursuant to the Program, a revocation of this election. I acknowledge that any revocation of my Deferral Election will become effective with respect to Equity Retainers granted in calendar years beginning after the date of revocation.

5.         I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Program.

(Signatures are on the following page)

1 In general, Deferral Elections must be filed with the Company on or before December 31 of a calendar year and will be effective only for Equity Retainers granted in subsequent calendar years. However, Deferral Elections for a new Non-Employee Director must be filed with the Company prior to the date of the Non-Employee Director’s election or appointment and will be effective for all Equity Retainers granted to the Non-Employee Director (i.e., in the year of election or appointment and thereafter).

Executed this _____ day of December, 2025.

Signature

__________________________________________

Print Name:

__________________________________________

Received and accepted by the Company on this _____ day of December, 2025.

__________________________________________

Name:
Title:

EXHIBIT B
REVOCATION NOTICE

Pursuant to the LSI Industries Inc. Non-Employee Director Deferred Compensation Program (the “Program”) and the LSI Industries Inc. Amended and Restated 2019 Omnibus Award Plan, as the same may be amended, or further amended and restated, from time to time (the “Omnibus Plan”), I, the undersigned Non-Employee Director, hereby revoke my election to defer my Equity Retainers pursuant to the Program. I understand that my revocation will apply to Equity Retainers to be granted in the calendar year beginning after the Company’s receipt of this notice, and that Equity Retainers granted prior to then will be controlled by the terms of the Program and my prior Deferral Election. Furthermore, my revocation will continue thereafter, until and unless I deliver a subsequent Deferral Election pursuant to the Program. Capitalized terms in this revocation notice will have the meaning specified in the Program and the Omnibus Plan unless a different meaning is specified herein.

Executed this ______day of ___________, 20____.

Signature

__________________________________________

Print Name:

__________________________________________

Received and accepted by the Company on this ______day of ___________, 20____.

__________________________________________

Name:
Title: